As filed with the Securities and Exchange Commission on
  August 15, 1996
                                      Registration No. 33-

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                       __________________

                            FORM S-8

                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                       __________________

                      GLIMCHER REALTY TRUST
     (Exact name of registrant as specified in its charter)

              Maryland                          31-1390518
   (State or other jurisdiction of           (I.R.S. employer
   incorporation or organization)           identification no.)

                      20 South Third Street
                      Columbus, Ohio  43215
                         (614) 621-9000
 (Address, including zip code and telephone number of principal executive offices)

                    The Glimcher Realty Trust
                     Retirement Savings Plan
                    (Full title of the plan)
                    _________________________

                        Herbert Glimcher
                      Glimcher Realty Trust
                      20 South Third Street
                      Columbus, Ohio  43215
    (Name, address, including zip code, of agent for service)

                         (614) 621-9000
             (Telephone number, including area code,
                      of agent for service)
                    _________________________

                           Copies to:

                      Alan S. Pearce, Esq.
         Robinson Silverman Pearce Aronsohn & Berman LLP
                   1290 Avenue of the Americas
                    New York, New York  10104
                         (212) 541-2111

                       CALCULATION OF REGISTRATION FEE

 Title of
   Each                        Proposed       Proposed
 Class of                       Maximum        Maximum
Securities       Amount        Offering       Aggregate      Amount of
  to be           to be          Price        Offering     Registration
Registered    Registered(1)   Per Unit(1)     Price(1)          Fee
__________    _____________   ___________    ___________   ____________

Shares of
Common
Stock, par
value $.01        50,000        $17.5625      $878,125        $302.80


(1)Estimated solely for purposes of calculating the registration fee. Pursuant to Rules 457(c) and 457(h), the offering price and registration fee is computed on the basis of the average of the high and low prices reported on the New York Stock Exchange on August 12, 1996.

(2)In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests in the Plan to be offered or sold pursuant to the Plan, such interests constituting separate securities required to be Registered under the Securities Act and not requiring a separate registration fee.

                                  PART I

           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Items 1 and 2. Plan Information; Registrant Information and Retirement
               Savings Plan Annual Information.

The document(s) containing the information specified in the instructions to
Part I of Form S-8 will be sent or given to participants in The Glimcher Realty Trust Retirement Savings Plan (the "Plan") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents filed by Glimcher Realty Trust, a Maryland real estate investment trust (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

          1. The description of the Common Shares of Beneficial Interest contained in the Registration Statement on Form 8-A, filed with the Commission on October 21, 1993.

          2. The Company's Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Commission on March 29, 1996.

          3. The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996, filed with the Commission on May 3, 1996.

          4. The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996, filed with the Commission on August 2, 1996.

          5. All documents filed subsequent to the filing date of this Registration Statement with the Commission by the Company or the Plan pursuant to Section 13(a), 13(c) 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as indicated herein.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          Under Maryland law, a real estate investment trust formed in Maryland is permitted to limit, by provision in its declaration of trust, the liability of trustees and officers to the trust or to its shareholders for money damages except for the liability of a trustee or officer resulting from (i) active and deliberate dishonesty established by a final judgment as being material to the cause of action or (ii) actual receipt of an improper benefit or profit in money, property or services. The Company's Amended and Restated Declaration of Trust, as amended (the "Declaration of Trust"), contains such a provision which eliminates such liability to the maximum extent permitted by the Maryland law.

          The Declaration of Trust of the Company authorizes it, to the maximum extent provided in its By-Laws, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any trustee or officer or (b) any individual who, while a trustee of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer, partner, employee or agent of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Company's By-Laws require it to indemnify to the extent permitted by law (a) any present or former trustee or officer (including any individual who, while a trustee or officer and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of his service in that capacity, against reasonable expenses incurred by him in connection with the proceeding and (b) any present or former trustee or officer against any claim or liability to which he may become a party by reason of his service in that capacity unless it is established that (i) his act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. In addition, the Company's By-Laws require it to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trustee or officer made a party to a proceeding by reason of his status as a trustee or officer provided that the Company shall have received (i) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the By-Laws and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. The Company's By-Laws also (i) permit the Company to provide indemnification and payment or reimbursement of expenses to a present or former trustee or officer who served a predecessor of the Company in such capacity and to any employee or agent of the Company or a predecessor of the Company, (ii) provide that any indemnification or payment or reimbursement of the expenses permitted by By-Laws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Section 2-418 of the Maryland General Corporation Law ("MGCL") for directors of Maryland corporations and (iii) permit the Company to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by Section 2-418 of the MGCL for directors of Maryland corporations.

          The Company maintains a standard policy of officers' and directors' liability insurance.

Item 7.   Exemption from Registration Claimed.

          Not Applicable.

Item 8.   Exhibits.

 4.1 Amended and Restated Declaration of Trust, incorporated by reference and filed as Exhibit 3.1 to the Registration of Form S-3 of Glimcher Realty Trust, Registration No. 33-91084.

 4.2 Amendment to Amended and Restated Declaration of Trust, incorporated by reference and filed as Exhibit 3.3 to the Annual Report on Form 10-K of Glimcher Realty Trust for the year ended December 31, 1995, filed with the Commission on March 29, 1996.

 4.3 By-Laws of Glimcher Realty Trust, incorporated by reference and filed as Exhibit 3.2 to the Form S-11 Registration Statement of Glimcher Realty Trust, Registration No. 33-69740.

 5.1 Internal Revenue Service determination letter that the Plan is qualified under Section 401(k) of the Internal Revenue Code.

10.1      The Glimcher Realty Trust Retirement Savings Plan, as amended.

23.1      Consent of Coopers & Lybrand, L.L.P.

24.1 Power of Attorney (included on signature page of this Registration Statement).

Item 9.   Undertakings.

     1.   The undersigned registrant hereby undertakes:

          a. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (1)  To include any prospectus required by Section
                    10(a)(3) of the Securities Act;

               (2) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (3) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          b. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbus, Ohio, on the 14th day of August, 1996.

                              GLIMCHER REALTY TRUST

                         By:       /s/David J. Glimcher

                              ______________________________
                         Name:     David J. Glimcher
                         Title:    President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbus, Ohio on the 14th day of August, 1996.

                                   THE GLIMCHER REALTY TRUST
                                   RETIREMENT SAVINGS PLAN


                                   By:  GLIMCHER REALTY TRUST, as
                                      Plan Administrator


                                      By:    /s/ David J. Glimcher
                                          ____________________________
                                      Name:  David J. Glimcher
                                      Title: President and Chief Executive
                                               Officer


                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Herbert Glimcher and David J. Glimcher, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                      Title                       Date
     ---------                      -----                       ----

/s/ David J. Glimcher    President, Chief Executive       June 19, 1996
David J. Glimcher            Officer and Trustee
                         (Principal Executive Officer)

/s/ Terry A. Schreiner   Senior Vice President, Chief     August 14, 1996
Terry A. Schreiner            Financial Officer and
                         Principal Accounting Officer)

/s/ Herbert Glimcher     Chairman of the Board            August 14, 1996
Herbert Glimcher              and Trustee

/s/ William R. Husted    Vice President of Construction   June 28, 1996
William R. Husted             and Trustee

/s/ Philip G. Barach     Trustee                          August 14, 1996
Philip G. Barach

/s/ Oliver Birckhead     Trustee                          July 5, 1996
Oliver Birckhead

/s/ E. Gordon Gee        Trustee                          August 14, 1996
E. Gordon Gee

/s/ Alan R. Weiler       Trustee                          August 14, 1996
Alan R. Weiler